UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1313 South Killian Drive, Lake Park, FL	33403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 328-6488

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2019, the Company’s board of directors, pursuant to its authority to designate serial preferred stock from time to time under Article V Section B of the Company’s Articles of Incorporation (as amended to date, the “Company Articles”), adopted a resolution providing for the designation, powers, preferences, privileges, limitations, restrictions, and relative rights and terms of one million five hundred thousand (1,500,000) shares of Series RX-1 Redeemable, Convertible Preferred Stock, par value $0.001 per share (the “Series RX-1 Preferred Stock”), and filed a certificate of designations amending the Company Articles and reflecting the Series RX-1 Preferred Stock (the “Series RX-1 Certificate of Designations”) with the Nevada Secretary of State. The Series RX-1 Preferred Stock carries the following rights, preferences and privileges:

▪	automatic conversion into shares of Company common stock on a 100-for-1 basis immediately upon the Company either (i) issuing any shares of any series of preferred stock senior to or parri passu with the Series RX-1 Preferred Stock in liquidation, or (ii) subdividing the outstanding shares of Company common stock into a greater number of shares (a forward stock-split), or (iii) combining the outstanding shares of Company common stock into a smaller number of shares of Company common stock (a reverse stock-split);
▪	voluntary conversion to Company common stock at the same 100-for-1 conversion ratio any time prior to automatic conversion;
▪	voting on an as-converted-to-common-stock basis, together as a single class, with the Company common stock, on all matters requiring the approval, ratification or consent of holders of the common stock; and
▪	a senior liquidation preference entitling its holders to be paid $1.00 per share out of the assets of the Company in the event of any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, before any distribution or payment is made to any holders of any shares of the Company's common stock.

All of the foregoing notwithstanding, the Series RX-1 Preferred Stock is redeemable by the Company at any time prior to conversion at a price of $1.00 per share.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series RX-1 Redeemable Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FINDEX.COM, INC.

By:	/s/ Steven Malone
Steven Malone President & Chief Executive Officer

Date:  May 31, 2019